UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 2 to Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 1, 2004

DYNAMICS RESEARCH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

000-02479	04-2211809

(Commission File Number)	(IRS Employer Identification No.)

60 Frontage Road
Andover, Massachusetts	01810

(Address of Principal Executive Offices)	(Zip Code)

(978) 475-9090

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 1, 2004, Dynamics Research Corporation (“DRC”) completed the previously announced acquisition of Impact Innovations Group LLC (“Impact Innovations”) from J3 Technology Services Corp. (“J3 Technology” or the “seller”), a Georgia corporation, for $53.4 million in cash, subject to adjustment based upon the value of tangible net assets. DRC used the proceeds from the acquisition term loan portion of its new financing facility, entered into on September 1, 2004, to finance the transaction. DRC acquired all of the outstanding membership interests of Impact Innovations, which constituted the government contracts business of J3 Technology. Impact Innovations, based in the Washington, D.C. area, offers solutions in business intelligence, enterprise software, application development, information technology service management and other related areas. Its customers include United States government intelligence agencies and various Department of Defense agencies, as well as federal civilian agencies.

The acquisition was effected pursuant to the Equity Purchase Agreement dated August 2, 2004, between DRC, Impact Innovations and J3 Technology. This Equity Purchase Agreement was filed as Exhibit 2.1 to DRC’s Current Report on Form 8-K dated September 1, 2004 and filed September 8, 2004, and is incorporated herein by reference.

The terms of the transaction and the consideration paid by DRC to the seller were a result of arm’s length negotiations between DRC’s representatives and representatives of the seller. Prior to the completion of the transaction, neither DRC nor, to DRC’s knowledge, any of its directors and officers and their respective associates had any material relationship with the seller.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired
Included with this report on Form 8-K/A are the audited and unaudited financial statements of
Impact Innovations Group LLC, as follows:
Six months ended June 30, 2004 and 2003:
Balance Sheet as of June 30, 2004 (unaudited)
Statements of Operations and Member’s Equity for the six months ended June 30, 2004 and 2003
(unaudited)
Statements of Cash Flows for the six months ended June 30, 2004 and 2003 (unaudited)
Notes to Financial Statements (unaudited)
Years ended December 31, 2003 and 2002:
Independent Auditors’ Report
Balance Sheets as of December 31, 2003 and 2002 (audited)
Statements of Operations and Member’s Equity for the years ended December 31, 2003 and
2002 (audited)
Statements of Cash Flows for the years ended December 31, 2003 and 2002 (audited)
Notes to Financial Statements (audited)

(b)	Unaudited Pro Forma Financial Information
Pro Forma Combined Statement of Operations for the nine months ended September 30, 2004
Pro Forma Combined Statement of Operations for the year ended December 31, 2003
Notes to Unaudited Pro Forma Combined Financial Statements

(c)	Exhibits

Item Number	Description

23.1	Consent of Deloitte & Touche LLP (Independent Auditors for Impact Innovations Group LLC)

Impact Innovations Group LLC

INTERIM FINANCIAL STATEMENTS – JUNE 30, 2004 and 2003

IMPACT INNOVATIONS GROUP LLC

Page
INTERIM FINANCIAL STATEMENTS – JUNE 30, 2004 and 2003
Balance Sheet as of June 30, 2004 (unaudited)	3
Statements of Operations and Member’s Equity for the six months ended June 30, 2004 and 2003 (unaudited)	4
Statements of Cash Flows for the six months ended June 30, 2004 and 2003 (unaudited)	5
Notes to Interim Financial Statements (unaudited)	6

IMPACT INNOVATIONS GROUP LLC

BALANCE SHEET JUNE 30, 2004 (UNAUDITED)

June 30,
2004
ASSETS
CURRENT ASSETS:
Cash	$1,468,560
Accounts receivable, less allowance for doubtful accounts of $227,156	9,587,622
Unbilled receivables	403,971
Other current assets	192,995

Total current assets	11,653,148

PROPERTY AND EQUIPMENT-Net	617,250

GOODWILL	5,400,966

OTHER ASSETS	53,292

TOTAL	$17,724,656

LIABILITIES AND MEMBER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,178,572
Accrued liabilities	2,779,823

Total liabilities	3,958,395

COMMITMENTS AND CONTINGENCIES (Notes 4 and 7)

MEMBER’S EQUITY	13,766,261

TOTAL	$17,724,656

See notes to financial statements.

IMPACT INNOVATIONS GROUP LLC

STATEMENTS OF OPERATIONS AND MEMBER’S EQUITY
SIX MONTHS ENDED JUNE 30, 2004 AND 2003
(UNAUDITED)

	2004	2003
REVENUE	$25,008,410	$19,510,067

COST OF SERVICES (excluding depreciation and amortization)	18,455,508	14,135,749

Gross profit	6,552,902	5,374,318

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,070,058	3,886,463

DEPRECIATION AND AMORTIZATION	75,745	355,639

ALLOCATION OF PARENT HOLDING COMPANY SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	211,000	268,737

ALLOCATION OF PARENT HOLDING COMPANY DEPRECIATION	45,600	47,192

Operating income	2,150,499	816,287

INTEREST INCOME	3,385	6,345

NET INCOME	2,153,884	822,632

INTERCOMPANY TRANSACTIONS WITH PARENT, NET	(3,354,671)	(1,122,877)

MEMBER’S EQUITY, BEGINNING OF PERIOD	14,967,048	13,339,893

MEMBER’S EQUITY, END OF PERIOD	$13,766,261	$13,039,648

See notes to financial statements.

IMPACT INNOVATIONS GROUP LLC

STATEMENTS OF CASH FLOWS SIX MONTHS ENDED JUNE 30, 2004 AND 2003 (UNAUDITED)

	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,153,884	$822,632

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,745	355,639
Changes in operating assets and liabilities:
Accounts receivable	1,697,801	510,632
Other assets	(88,088)	34,114
Accounts payable	199,853	(880,011)
Accrued liabilities	(4,437)	1,200,969
Deferred revenue	(273,491)	30,520

Total adjustments	1,607,383	1,251,863

Net cash provided by operating activities	3,761,267	2,074,495

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(68,953)	(389,391)

Cash used in investing activities	(68,953)	(389,391)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of capital lease obligations	(6,502)	(37,036)
Intercompany receivable from Parent	(3,354,671)	(1,122,877)

Net cash used in financing activities	(3,361,173)	(1,159,913)

NET INCREASE IN CASH	331,141	525,191

CASH-Beginning of year	1,137,419	1,471,164

CASH-End of year	$1,468,560	$1,996,355

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$101	$2,690

See notes to financial statements.

IMPACT INNOVATIONS GROUP LLC

NOTES TO INTERIM FINANCIAL STATEMENTS

1.	ORGANIZATION AND NATURE OF THE BUSINESS

Impact Innovations Group LLC (the “Company”) was formed on December 2, 1999 under the Delaware Limited Liability Company Act. The Company became qualified to do business in Maryland on December 14, 1999, at which time the Company completed the acquisition of the technology implementation operations of its predecessor. The Company was acquired by J3 Technology Services Corp. (the “Parent”) on December 17, 1999.

The Company, which is based in the Washington D.C. area, offers solutions in business intelligence, enterprise software, application development information technology service management and other related areas. Its customers include United States government intelligence agencies and various Department of Defense agencies, as well as federal civilian agencies.

2.	CRITICAL ACCOUNTING POLICIES

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. The Company believes the following accounting policies affect the more significant judgments made and estimates used in the preparation of its financial statements.

Revenue Recognition – Revenues from contracts for management consulting and technology service offerings are recognized on a time-and-materials basis, a percentage-of-completion basis or on a cost-plus basis as services are provided by Company employees or employee consultants and, to a lesser extent, subcontractors.

Revenues from time-and-materials service contracts are recognized as the services are provided.

Revenues from long-term service contracts are recognized based on the percentage of services provided during the period compared to the total estimated services to be provided over the duration of the contract. This method is followed where reasonably dependable estimates of the revenues and costs applicable to various elements of a contract can be made. Estimates of total contract revenues and costs are continuously monitored during the term of the contract, and recorded revenues and costs are subject to revision as the contract progresses. Such revisions, which may result in increases or decreases to revenues and income, are reflected in the financial statements in the period in which they are first identified.

Revenues from customer pre-payments for service contracts are deferred until the services have been provided.

Losses on fixed price service contracts are recognized during the period in which the loss first becomes probable and reasonably estimable.

Reimbursements, including those relating to equipment, travel and other out-of-pocket expenses, are recognized as revenues, and the expenses are recognized as cost of services.

Impairment of Long-Lived Assets – The Company evaluates the recoverability of its long-lived assets and certain identifiable intangibles in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. If impairment is indicated, the carrying amount of the asset is written down to fair value. The Company has identified no such impairment losses.

3.	ACCRUED LIABILITIES

Accrued liabilities at June 30, 2004 consist of the following:

June 30,
2004
Vacation	$1,014,281
Compensation	652,850
Medical	268,511
401(k) matching contribution	243,396
Other	600,785

$2,779,823

4.	DEBT

The membership units and substantially all of the assets of the Company are pledged as collateral under the senior credit facility (the “Facility”) of Parent. The Facility bears interest at either a London InterBank Offered Rate or prime rate basis, at the Company’s option. The weighted-average interest rate under the Facility was 7.0% at June 30, 2004 on the outstanding principal of $33,950,000. The amount of accrued but unpaid interest related to this debt was $381,000 at June 30, 2004. The Facility was originally scheduled to expire on April 30, 2004.

Additionally, the Parent had issued $12,000,000 in Notes to fund the acquisition of the Company. Principal is due in quarterly installments of $600,000, commencing April 1, 2005, with a $10,200,000 balloon payment due on December 17, 2005. Additionally, due to certain covenant defaults, interest on the Notes escalated to the default rate of 15% effective July 31, 2002. Accordingly, the Notes bear interest at 15% per annum. The amount of principal outstanding on the Notes, net of discount, was $15,999,833 at June 30, 2004.

On April 30, 2004, II Newco LLC (“II Newco”) was formed by the Parent’s majority stockholder and the holders of the Parent’s subordinated notes (the “Notes”), described below. II Newco was capitalized with contributions of cash and all of the Parent’s Notes. Concurrent with its formation, II Newco purchased all rights and obligations under the Facility from the former holders. II Newco then entered into a Forbearance Agreement with the Parent. The agreement provides for a forbearance of all defaults under the Facility and the Parent’s Notes until January 3, 2005 (the “Forbearance Period”), including the payment of interest and principal. In exchange for the forbearance, the Parent shall pay II Newco a fee of $250,000, payable on the later of: (a) the last day of the Forbearance Period; or (b) the date upon which II Newco makes a demand for payment, and the Parent shall begin the process of exploring a possible sale of all of the assets of, or the stock of, the Company.

The Facility and Notes are not included in the accompanying balance sheets as they are the legal obligation of the Parent.

5.	STOCK-BASED COMPENSATION PLAN

Certain employees of the Company participate in the J3 Technology Services Corp. 1999 Stock Incentive Plan (the “Parent Option Plan”). The Parent Option Plan enables the Parent to grant qualified and nonqualified incentive stock options. The options are for the purchase of Parent Class A stock and are granted at an exercise price not less than the fair market value at the date of the grant. The Board of Directors of Parent determines the period within which options may be exercised.

The Parent accounts for its stock-based compensation plan in accordance with APB Opinion No. 25, Accounting for Stock issues to Employees, under which no compensation expense was recognized in either of the six-month periods ended June 30, 2004 and 2003. The Company applies SFAS No. 123, Accounting for Stock-Based Compensation, as required for disclosure purposes. For SFAS No. 123 purposes, the fair value of each stock option grant has been estimated as of the date of the grant using the Black-Scholes option pricing model, and, had compensation expense been recorded, the effect on net income would not have been material. There were no options granted during the six months ended June 30, 2004. No options were granted during the six months ended June 30, 2003. The significant assumptions used to estimate fair value of options granted include a five year expected life, 3% risk-free interest rate and zero expected yield.

6.	RELATED PARTIES

During the six months ended June 30, 2004 and 2003, one of the Parent’s lenders and an affiliated company purchased services from the Company. Revenue from the lender and affiliate was $1,306,946 and $1,171,252 for the six months ended June 30, 2004 and 2003, respectively. Amounts receivable from this lender and affiliate were $422,507 at June 30, 2004.

The Company participates in a centralized cash management system with the Parent. Under this cash management system, any available cash in the Company’s operating account is swept to the parent concentration account. Conversely, money is transferred from the Parent concentration account to fund operating disbursements and payroll of the Company. The amounts reported under the caption “Intercompany receivable from parent” on the accompanying statements of member’s equity of $3,354,671 and $1,122,877 for the six months ended June 30, 2004 and 2003, respectively, represent the net of these transfers for each reported period.

Certain holding company expenses incurred by the Parent are allocated to the Parent’s subsidiary operating companies, primarily on a relative basis of revenue. As such, the accompanying statements of operations include $211,000 and $268,737 under the caption “Allocation of parent holding company selling, general and administrative expenses” and $45,600 and $47,192 of depreciation expense for information systems under the caption “Allocation of parent holding company depreciation” for the six months ended June 30, 2004 and 2003, respectively. The Company believes that these allocations were made on a reasonable basis, and approximate all of the material incremental costs it would have incurred had it been operating on a stand-alone basis; however, there has been no independent study or any attempt to obtain quotes from third parties to determine what the costs of obtaining such services from third parties would have been.

7.	CONTINGENCIES

The Company is involved in certain litigation arising in the ordinary course of business. Management is of the opinion that the ultimate resolution of these matters will not have a material effect on the results of operations or financial condition of the Company.

8.	SUBSEQUENT EVENT

On September 1, 2004, the Parent sold 100% of its outstanding membership interests in the Company to Dynamics Research Corporation (“Dynamics Research”), a Massachusetts company, for $53.4 million in cash, net of $2.5 million placed in escrow. The purchase price is subject to adjustment based upon the value of tangible net assets acquired in accordance with the provisions of the Equity Purchase Agreement among the Parent, the Company and Dynamics Research. In connection with the transaction, the security interests in the assets and membership interests of the Company under the Notes were released. The terms of the transaction and the consideration paid by Dynamics Research to the Parent were a result of arm’s length negotiations between the representatives of both parties. Prior to the completion of the transaction, Dynamics Research did not have a material relationship with either the Parent or the Company. After the completion of the transaction, the options granted under the Parent Option Plan remained the legal obligation of the Parent.

Impact Innovations Group LLC

Financial Statements as of and for the
Years Ended December 31, 2003 and 2002
and Independent Auditors’ Report

IMPACT INNOVATIONS GROUP LLC

INDEPENDENT AUDITORS’ REPORT

Impact Innovations Group LLC

We have audited the accompanying balance sheets of Impact Innovations Group LLC (the “Company”) as of December 31, 2003 and 2002, and the related statements of operations and member’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Atlanta, Georgia
March 15, 2005

IMPACT INNOVATIONS GROUP LLC

BALANCE SHEETS
DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS

CURRENT ASSETS:
Cash	$1,137,419	$1,471,164
Accounts receivable, less allowance for doubtful accounts of $229,593 and $275,434 in 2003 and 2002, respectively	10,833,689	8,437,640
Unbilled receivables	855,705	358,046
Other current assets	104,907	155,049

Total current assets	12,931,720	10,421,899

PROPERTY AND EQUIPMENT—Net	624,042	772,993

GOODWILL	5,400,966	5,400,966

OTHER ASSETS	53,292	56,104

TOTAL	$19,010,020	$16,651,962

LIABILITIES AND MEMBER’S EQUITY

CURRENT LIABILITIES:
Accounts payable	$978,719	$1,599,750
Accrued liabilities	2,784,260	1,470,699
Deferred revenue	273,491	172,615
Current portion of capital lease obligations	6,502	64,114

Total current liabilities	4,042,972	3,307,178

NONCURRENT PORTION OF CAPITAL LEASE OBLIGATIONS	—	4,891

Total liabilities	4,042,972	3,312,069

COMMITMENTS AND CONTINGENCIES (Notes 4 and 8)

MEMBER’S EQUITY	14,967,048	13,339,893

TOTAL	$19,010,020	$16,651,962

See notes to financial statements.

IMPACT INNOVATIONS GROUP LLC

STATEMENTS OF OPERATIONS AND MEMBER’S EQUITY
YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
REVENUE	$42,002,232	$37,925,420

COST OF SERVICES (excluding depreciation and amortization)	30,317,148	27,025,943

Gross profit	11,685,084	10,899,477

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	7,373,903	7,865,842

DEPRECIATION AND AMORTIZATION	537,310	721,224

ALLOCATION OF PARENT HOLDING COMPANY SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	537,473	509,790

ALLOCATION OF PARENT HOLDING COMPANY DEPRECIATION	94,383	122,551

Operating income	3,142,015	1,680,070

INTEREST INCOME	13,468	24,048

NET INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	3,155,483	1,704,118

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE (Note 2)	—	(29,781,968)

NET INCOME (LOSS)	3,155,483	(28,077,850)

INTERCOMPANY TRANSACTIONS WITH PARENT, NET	(1,528,328)	(2,829,398)

MEMBER’S EQUITY, BEGINNING OF THE YEAR	13,339,893	44,247,141

MEMBER’S EQUITY, END OF THE YEAR	$14,967,048	$13,339,893

See notes to financial statements.

YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,155,483	$(28,077,850)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	537,310	721,224
Cumulative effect of change in accounting principle	—	29,781,968
Changes in operating assets and liabilities:
Accounts receivable	(2,893,708)	(95,835)
Other assets	52,954	203,851
Accounts payable	(621,031)	1,013,751
Accrued liabilities	1,313,561	289,115
Deferred revenue	100,876	13,250

Total adjustments	(1,510,038)	31,927,324

Net cash provided by operating activities	1,645,445	3,849,474

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(388,359)	(223,132)

Cash used in investing activities	(388,359)	(223,132)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of capital lease obligations	(62,503)	(230,157)
Intercompany receivable from Parent	(1,528,328)	(2,829,398)

Net cash used in financing activities	(1,590,831)	(3,059,555)

NET (DECREASE) INCREASE IN CASH	(333,745)	566,787

CASH—Beginning of year	1,471,164	904,377

CASH—End of year	$1,137,419	$1,471,164

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$3,544	$16,904

See notes to financial statements.

IMPACT INNOVATIONS GROUP LLC

NOTES TO FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

1.	ORGANIZATION AND NATURE OF THE BUSINESS

Impact Innovations Group LLC (the “Company”) was formed on December 2, 1999 under the Delaware Limited Liability Company Act. The Company became qualified to do business in Maryland on December 14, 1999. The Company was acquired by J3 Technology Services Corp. (the “Parent”) on December 17, 1999.

The Company, which is based in the Washington D.C. area, offers solutions in business intelligence, enterprise software, application development, information technology service management and other related areas. Its customers include United States government intelligence agencies and various Department of Defense agencies, as well as federal civilian agencies.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property and Equipment—Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated remaining useful lives of primarily three to five years. Leasehold improvements are amortized over the lesser of their useful lives or the terms of the related leases.

Property and equipment at December 31, 2003 and 2002 consist of the following:

	2003	2002
Furniture and fixtures	$514,920	$722,769
Office equipment	2,222,124	2,533,415
Leasehold improvements	304,091	365,016
Capitalized software	221,799	166,369

	3,262,934	3,787,569
Less accumulated depreciation and amortization	(2,638,892)	(3,014,576)

	$624,042	$772,993

Goodwill—Goodwill has been recorded as a result of the Company’s acquisition by the Parent. The Company accounts for goodwill in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires an annual review for impairment unless changes in circumstances indicate an impairment may have occurred sooner. The Company has elected to test for impairment effective December 31 of each year. A fair value approach is used to test goodwill for impairment. An impairment charge is recognized for the amount, if any, by which the carrying amount of goodwill exceeds its fair value. Fair values are established using comparative market multiples.

The initial goodwill impairment analysis performed as a result of the adoption of SFAS No. 142 in 2002 was completed based on January 1, 2002 balances and the Company’s historical performance through that date. As a result of this analysis, the Company recorded a noncash impairment charge of $29,781,968, which is included as a cumulative effect of a change in accounting principle in the accompanying 2002 statement of operations and member’s equity. Subsequently, the Company completed its annual impairment review as of December 31, 2003 and 2002 and determined that there were no impairments.

Other Assets—Other assets consist primarily of deposits on facility leases.

Member’s Equity—Member’s equity includes the original investment in the Company by the Parent, accumulated deficit of the Company, and the distributions to and contributions from the Parent, including those arising from the forgiveness of the net intercompany receivables and payables between the Parent and the Company. Management of the Company and the Parent have agreed that all such intercompany amounts are deemed distributions and contributions (see Note 7).

Revenue Recognition—Revenues from contracts for management consulting and technology service offerings are recognized on a time-and-materials basis, a percentage-of-completion basis, or a cost-plus basis as services are provided by Company employees or employee consultants and, to a lesser extent, subcontractors.

Revenues from time-and-materials service contracts are recognized as the services are provided.

Revenues from long-term service contracts are recognized based on the percentage of services provided during the period compared to the total estimated services to be provided over the duration of the contract. This method is followed where reasonably dependable estimates of the revenues and costs applicable to various elements of a contract can be made. Estimates of total contract revenues and costs are continuously monitored during the term of the contract, and recorded revenues and costs are subject to revision as the contract progresses. Such revisions, which may result in increases or decreases to revenues and income, are reflected in the financial statements in the period in which they are first identified.

Revenues from customer pre-payments for service contracts are deferred until the services have been provided.

Losses on fixed-price service contracts are recognized during the period in which the loss first becomes probable and reasonably estimable.

Reimbursements, including those relating to equipment, travel, and other out-of-pocket expenses, are recognized as revenues, and the expenses are recognized as cost of services.

Unbilled Receivables—Unbilled expenditures and fees on contracts in process include work in process which will be billed in accordance with contract terms and delivery schedules, as well as amounts billable upon final execution of contracts, contract completion, milestones or completion of rate negotiations. Generally, unbilled expenditures and fees on contracts in process are expected to be collected within one year. Payments to the company for performance on certain United States Government contracts are subject to audit by the Defense Contract Audit Agency. Revenue has been recorded at amounts the company expects to realize upon final settlement.

Cost of Services—Cost of services includes compensation for employed consultants and subcontractors for services performed under the Company’s contracts and any benefits and taxes due by the Company on behalf of employed consultants. Cost of services also includes costs relating to travel and other out-of-pocket expenses.

Income Taxes—As a limited liability company (“LLC”), federal and state income taxes on income of the Company are payable by its member. LLCs are taxed for federal and state income tax purposes as partnerships, and all income, losses, and credits flow to the tax returns of its members.

Fair Value of Financial Instruments—Certain of the Company’s financial instruments, including cash, accounts payable, and accrued expenses and other liabilities are carried at cost which approximates their fair value because of the short-term maturity of these financial instruments. The fair value of the Company’s assets acquired under capital leases was not significantly different than recorded historical cost at December 31, 2003 and 2002, as there was not a significant change in the interest rate between lease inception and year-end.

Impairment of Long-Lived Assets—The Company evaluates the recoverability of its long-lived assets and certain identifiable intangibles in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. If impairment is indicated, the carrying amount of the asset is written down to fair value. The Company has identified no such impairment losses.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain Risks and Concentrations—A majority of the Company’s revenues are derived from United States Government agencies, primarily the Department of Defense. For the years ended December 31, 2003 and 2002, $36,387,127 and $31,107,436, respectively, of the Company’s operating revenues were earned under contracts with the various agencies and departments of the United States Government. Any cancellations or modifications of the Company’s significant contracts or subcontracts, or failure by the government to exercise option periods relating to those contracts or subcontracts, could adversely affect the Company’s business, financial condition, results of operations and cash flows. It is not possible to predict whether defense budgets will increase or decline, but any significant decline in defense spending could negatively affect our business, financial condition, results of operations and cash flows. A significant portion of the Company’s federal government contracts are renewable on an annual basis, or are subject to the exercise of contractual options. The government has the right to terminate contracts for convenience. Multi-year contracts often require funding actions by the government on an annual or more frequent basis. The Company could experience material adverse consequences should such funding actions or other approvals not be taken. In addition to contract cancellations and declines in government budgets, the Company’s business, financial condition, results of operations and cash flows may be adversely affected by competition within a consolidating defense industry, increased government regulation and general economic conditions.

3.	ACCRUED LIABILITIES

Accrued liabilities at December 31, 2003 and 2002 consist of the following:

	2003	2002
Vacation	$892,389	$679,818
Compensation	536,297	257,979
Medical	289,030	—
401(k) matching contribution	457,484	—
Other	609,060	532,902

	$2,784,260	$1,470,699

4. LONG-TERM DEBT

The membership units and substantially all of the assets of the Company are pledged as collateral under the senior credit facility (the “Facility”) of the Parent. The Facility bears interest at either a London InterBank Offered Rate or Prime rate basis at the Company’s option. The weighted-average interest rate under the Facility was 6.7% at December 31, 2003 and 8.23% at December 31, 2002. The amount of principal outstanding on the Facility was $33,950,000 at December 31, 2003 and 2002, respectively. The Facility was originally scheduled to expire on April 30, 2004 (see Note 9).

Additionally, the Parent has $12,000,000 in subordinated notes outstanding (the “Notes”) that were issued to fund the acquisition of the Company. Principal is due in quarterly installments of $600,000 commencing April 1, 2005 with a $10,200,000 balloon payment due on December 17, 2005. Due to certain covenant defaults, interest under the Notes escalated to the default rate of 15% effective July 31, 2002. The Notes bear interest at 15% per annum. The amount of principal outstanding on the Notes, net of discount, was $13,880,425 at December 31, 2003 and $12,111,925 at December 31, 2002.

On April 30, 2004, the Facility and Notes were acquired by II Newco LLC (“II Newco”), a related party (see Note 9).

The Facility and Notes are not included in the accompanying balance sheets as they are the legal obligation of the Parent.

5.	BENEFIT PLANS

The Parent maintains a 401(k) profit-sharing plan (the “Plan”) covering substantially all employees of the Company. Employees can contribute between 2% and 15% of their salaries to the Plan. Under the Plan, the Company matches 50% of the first 6% of employee contributions. The Company contribution was $403,935 and $387,699 for the years ended December 31, 2003 and 2002, respectively.

6.	STOCK-BASED COMPENSATION PLAN

Certain employees of the Company participate in the J3 Technology Services Corp. 1999 Stock Incentive Plan (the “Parent Option Plan”). The Parent Option Plan enables the Parent to grant qualified and nonqualified incentive stock options. The options are for the purchase of Parent Class A stock and are granted at an exercise price not less than the fair market value at the date of the grant. The Board of Directors of the Parent determines the period within which options may be exercised.

The following is a summary of stock option information for Company employees for the years ended December 31, 2003 and 2002:

	2003	2002
Options outstanding—beginning of year	$957,250	$541,300
Options granted		697,500
Options canceled	(90,600)	(281,550)

Options outstanding—end of year	$866,650	$957,250

Option price range per share	$0.69 - $1.80	$0.50 - $1.80
Options exercisable—end of year	478,408	248,350
Options available for grant	1,722,907	1,459,257

The Parent accounts for its stock-based compensation plan in accordance with Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, under which no compensation was recognized in 2003. The Company applies SFAS No. 123, Accounting for Stock-Based Compensation, as required for disclosure purposes. For SFAS No. 123 purposes, the fair value of each stock option grant has been estimated as of the date of the grant using the Black-Scholes option-pricing model, and had compensation expense been recorded, the effect on net income would not have been material. There were no options granted during 2003. The weighted average fair value of options granted in 2002 was $.05. For option granted in 2002 the significant assumptions used to estimate fair value include a five-year expected life, 3% risk-free interest rate, and 0% expected yield. No options were exercised in 2002 or 2003.

7.	RELATED PARTIES

During 2003 and 2002, one of the Parent’s lenders and an affiliated company purchased services from the Company. Revenue from the lender and affiliate was $2,506,809 and $2,165,026 for the years ended December 31, 2003 and 2002, respectively. Amounts receivable from this lender and affiliate were $513,890 and $428,332 at December 31, 2003 and 2002, respectively.

The Company participates in a centralized cash management system with the Parent. Under this cash management system, any available cash in the Company’s operating account is swept to the Parent concentration account. Conversely, money is transferred from the Parent concentration account to fund operating disbursements and payroll of the Company. Intercompany receivable from the Parent included as a reduction of member’s equity of $1,528,328 and $2,829,398 for the years ended December 31, 2003 and 2002, respectively, represents the net of these transfers for the year.

Certain holding company expenses incurred by the Parent are allocated to the Parent’s subsidiary operating companies, primarily on a relative basis of revenue. As such, $537,473 and $509,790 are included in the accompanying statement of income as allocation of Parent holding company selling, general, and administrative expenses for the years ended December 31, 2003 and 2002, respectively. Additionally, depreciation expense for information systems of $94,383 and $122,551 are included in the accompanying statements of operations and member’s equity as allocation of Parent holding company depreciation expenses for the years ended December 31, 2003 and 2002, respectively. The Company believes that these allocations were made on a reasonable basis, and approximate all of the material incremental costs it would have incurred had it been operating on a stand-alone basis; however, there has been no independent study or any attempt to obtain quotes from third parties to determine what the costs of obtaining such services from third parties would have been.

8.	COMMITMENTS AND CONTINGENCIES

Leases—The Company leases certain office space and office equipment from unrelated parties under operating lease agreements expiring through April 2010.

Future minimum lease payments for noncancelable operating leases were as follows at December 31, 2003:

2004	$917,302
2005	923,155
2006	946,497
2007	935,360
2008	719,626
Thereafter	377,651

Total	$4,819,591

The Company recorded rental expense of approximately $1,003,147 and $1,083,311 for the years ended December 31, 2003 and 2002, respectively.

Litigation—The Company is involved in certain litigation arising in the ordinary course of business. Management is of the opinion that the ultimate resolution of these matters will not have a material effect on the results of operations or financial condition of the Company.

9.	SUBSEQUENT EVENTS

On April 30, 2004, II Newco was formed by the Parent’s majority stockholder and the holders of the Notes. II Newco was capitalized with contributions of cash and all of the Parent’s outstanding Notes. Concurrent with its formation, II Newco purchased all rights and obligations under the Facility from the former holders. II Newco then entered into a forbearance agreement with the Parent. The agreement provides for a forbearance of all defaults under the Facility and the Notes until January 3, 2005 (the “Forbearance Period”), including the payment of interest and principal. In exchange for the forbearance, the Parent shall pay II Newco a fee of $250,000, payable on the later of (a) the last day of the Forbearance Period or (b) the date upon which II Newco makes a demand for payment, and the Parent shall begin the process of exploring a possible sale of all of the assets of, or the stock of, the Company.

On September 1, 2004, the Parent sold 100% of its outstanding membership interests in the Company to Dynamics Research Corporation (“Dynamics Research”), a Massachusetts company, for $53.4 million in cash, net of $2.5 million placed in escrow. The purchase price is subject to adjustment based upon the value of tangible net assets acquired in accordance with the provisions of the Equity Purchase Agreement among the Parent, the Company and Dynamics Research. In connection with the transaction, the security interests in the assets and membership interests of the Company under the Notes were released. The terms of the transaction and the consideration paid by Dynamics Research to the Parent were a result of arm’s length negotiations between the representatives of both parties. Prior to the completion of the transaction, Dynamics Research did not have a material relationship with either the Parent or the Company. After the completion of the transaction, the options granted under the Parent Option Plan remained the legal obligation of the Parent.

******

DYNAMICS RESEARCH CORPORATION

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined statements of income for the nine months ended September 30, 2004 and the year ended December 31, 2003 were prepared to illustrate the estimated effects of the acquisition of Impact Innovations by DRC as if the acquisition had occurred at January 1, 2003. An unaudited pro forma combined balance sheet is not presented because the consolidated balance sheet of DRC at September 30, 2004 includes the assets acquired and liabilities assumed of Impact Innovations.

The unaudited pro forma combined statements of income for the year ended December 31, 2003, have been derived from the audited financial statements of DRC and of Impact Innovations for that period. The unaudited pro forma combined statements of income for the nine months ended September 30, 2004, have been derived from the historical results of DRC, as filed in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2004, and the historical financial statements of Impact Innovations for the eight months ended August 31, 2004. The results of Impact Innovations for the period from September 1 through September 30, 2004 are included in DRC’s results for the period then ended.

The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the transaction had been consummated as of January 1, 2003, nor is it necessarily indicative of future operating results. The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements of DRC and related notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of DRC contained in DRC’s Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K for the year ended December 31, 2003, and other information DRC has filed with the U.S. Securities and Exchange Commission.

DYNAMICS RESEARCH CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
(in thousands, except share and per share data)

		Historical
	Historical	Impact	Pro forma		Pro forma
	DRC (A)	Innovations (B) (C)	adjustments		combined
Contract revenue	$192,361	$33,516	$—		$225,877
Product sales	5,108	—	—		5,108

Total revenue	197,469	33,516	—		230,985

Cost of contract revenue	164,017	25,197	—		189,214
Cost of product sales	3,774	—	—		3,774
Selling, general and administrative expenses	16,411	5,777	18	(1)	22,206
Amortization of intangible assets	1,335	—	1,773	(2)	3,108

Total operating costs and expenses	185,537	30,974	1,791		218,302

Operating income	11,932	2,542	(1,791)		12,683
Interest income (expense), net	(1,133)	4	(1,100	) (3)	(2,229)
			(64	) (4)	(64)
Other income	485	—	—		485

Income from continuing operations before provision for income taxes	11,284	2,546	(2,955)		10,875
Provision for income taxes	4,773	—	1,077	(5)	5,850
			(1,331	) (6)	(1,331)

Income from continuing operations	$6,511	$2,546	$(2,701)		$6,356

Earnings per share from continuing operations
Basic	$0.77				$0.75
Diluted	$0.72				$0.70

Shares used to compute earnings per share from continuing operations
Basic	8,464,854				8,464,854
Diluted	9,032,106				9,032,106

See Notes to Unaudited Pro Forma Combined Financial Information

(A)	As reported in the company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, as filed with the SEC; includes the results of operations of Impact Innovations from September 1, 2004.

(B)	Historical results for the eight months ended August 31, 2004; results of operations are included in DRC’s historical results from September 1, 2004.

(C)	Includes an allocation of corporate costs from Impact Innovations’ former parent company, J3 Technology.

DYNAMICS RESEARCH CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
(in thousands, except share and per share data)

		Historical
	Historical	Impact	Pro forma		Pro forma
	DRC (A)	Innovations (B)	adjustments		combined
Contract revenue	$237,876	$42,002	$—		$279,878
Product sales	6,932	—	—		6,932

Total revenue	244,808	42,002	—		286,810

Cost of contract revenue	199,647	30,317	—		229,964
Cost of product sales	5,100	—	—		5,100
Selling, general and administrative expenses	22,948	8,543	99	(1)	31,590
Amortization of intangible assets	1,724	—	2,548	(2)	4,272

Total operating costs and expenses	229,419	38,860	2,647		270,926

Operating income	15,389	3,142	(2,647)		15,884
Interest income (expense), net	(854)	13	(1,659	) (3)	(2,500)
			(85	) (4)	(85)
Other income	454	—	—		454

Income from continuing operations before provision for income taxes	14,989	3,155	(4,391)		13,753
Provision for income taxes	6,334	—	1,335	(5)	7,669
			(1,857	) (6)	(1,857)

Income from continuing operations	$8,655	$3,155	$(3,869)		$7,941

Earnings per share from continuing operations
Basic	$1.05				$0.97
Diluted	$0.98				$0.90

Shares used to compute earnings per share from continuing operations
Basic	8,226,225				8,226,225
Diluted	8,842,043				8,842,043

See Notes to Unaudited Pro Forma Combined Financial Information

(A)	As reported in the company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC.

(B)	Includes an allocation of corporate costs from Impact Innovations’ former parent company, J3 Technology.

DYNAMICS RESEARCH CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(1)	To record additional rent expense resulting from straight-lining the leases on the facilities occupied by Impact Innovations, because the expense on these leases was recorded as incurred prior to the acquisition of Impact Innovations by DRC.

(2)	To record amortization expense on the identifiable intangible assets arising from the acquisition. A portion of the excess of purchase price over fair value of net assets acquired was allocated on a preliminary basis to customer relationships. The amount allocable to this intangible asset was estimated to be $11.5 million, and DRC estimates it to have a useful life of five years, based upon an independent appraisal. Accordingly, DRC is amortizing this intangible asset over five years, based upon the estimated future cash flows of the individual contracts related to this asset. The pro forma adjustment for the nine months ended September 30, 2004 has been reduced by the amount included in the historical results of DRC for that period.

(3)	To record interest expense on the outstanding principal balance of the acquisition term loan, assuming principal payments in accordance with the financing arrangements entered into on September 1, 2004, as described in the company’s Current Report on Form 8-K, dated September 1, 2004 and filed with the U.S. Securities and Exchange Commission on September 8, 2004. The rates used to calculate interest expense for each principal payment period were 4.98%, 3.47% and 3.26% for the three month periods ended September 30, June 30 and March 31, 2004, respectively, and 3.17%, 3.12%, 3.17% and 3.28% for the three month periods ended December 31, September 30, June 30 and March 31, 2003, respectively. The pro forma adjustment for the nine months ended September 30, 2004 has been reduced by the amount included in the historical results of DRC for that period.

(4)	To record amortization expense on the deferred financing costs related to the acquisition term loan. The pro forma expense has not been adjusted for the amount included in the historical results of DRC for the period because the amount is immaterial to the combined results of operations.

(5)	To record income tax expense on the historical results of Impact Innovations because, prior to its acquisition by DRC, any applicable income tax expense for this entity was recorded by the parent company, J3 Technology. The effective tax rates used were those of DRC: 42.3% and 41.0% for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

(6)	To record the income tax effect of pro forma adjustments at DRC’s effective tax rates of 42.3% and 41.0% for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMICS RESEARCH CORPORATION
(Registrant)

	By:	/s/ David Keleher

David Keleher
Senior Vice President and Chief Financial
Date: March 15, 2005		Officer

EXHIBIT INDEX

Item Number	Description

23.1	Consent of Deloitte & Touche, LLP (Independent Auditors for Impact Innovations Group LLC)